Exhibit 99.2

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Joint Venture Transaction

These unaudited pro forma condensed consolidated financial statements of Medical Properties Trust, Inc. and subsidiaries, and of MPT Operating Partnership, L.P. and subsidiaries have been prepared to give pro forma effect to the joint venture transaction described below:

On April 12, 2024, affiliates of Medical Properties Trust, Inc. (together with its consolidated subsidiaries, the “Company”) and MPT Operating Partnership, L.P. (together with its consolidated subsidiaries, the “Operating Partnership”) sold their interests in five Utah hospitals to a newly formed joint venture (the “Venture”) with Blue Owl RE Nucleus Holdco LLC (the “Fund”). The Company has retained an approximate 25% interest in the Venture with an aggregate agreed valuation of approximately $1.2 billion, and the Fund purchased an approximate 75% interest in the Venture for $886 million. There are no material relationships, other than in respect of the Venture, between the Company, the Operating Partnership, and the Fund or any of their affiliates.

Simultaneous with the closing of this sale transaction, the Venture placed new non-recourse secured financing that provided $190 million of additional cash to the Company based on its share of the proceeds.

Together, the two transactions delivered approximately $1.1 billion of cash proceeds to the Company.

As previously reported, the Utah lessee (an affiliate of CommonSpirit Health) may acquire the leased real estate at a price equal to the greater of fair market value and the approximate $1.2 billion lease base at the fifth or tenth anniversary of the 2023 master lease commencement. The Company granted certain limited and conditional preferences to the Fund based on the possible exercise price of the lessee’s purchase option.

We collectively refer to these transactions as the “Joint Venture Transactions”.

Basis of Presentation of the Unaudited Pro Forma Combined Financial Information

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Joint Venture Transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated statement of income (which we refer to as the pro forma statement of income), expected to have a continuing impact on our results. The pro forma statement of income for the year ended December 31, 2023, gives effect to the Joint Venture Transactions as if they occurred on January 1, 2023. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2023, gives effect to the Joint Venture Transactions as if they each occurred on December 31, 2023.

The unaudited pro forma condensed consolidated financial statements were based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements; and

•

the Company’s and Operating Partnership’s consolidated financial statements for the year ended December 31, 2023 and the notes relating thereto, which were prepared in accordance with U.S. Generally Accepted Accounting Principles, and are included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 29, 2024.

The unaudited pro forma condensed consolidated financial statements have been presented for informational purposes only and are not necessarily indicative of what our results of operations and financial position would have been had the Joint Venture Transactions been completed on the dates indicated. In addition, the pro forma financial statements do not purport to project our future results of operations or financial position.

The unaudited pro forma financial statements contain estimated adjustments, based on available information and certain assumptions that management believes are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are further described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. These assumptions were based on preliminary information and estimates and are subject to changes as additional information becomes available. Actual results may differ materially from the amounts reflected in the unaudited pro forma condensed consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	Medical Properties Trust, Inc. Historical December 31, 2023	Joint Venture Transactions Pro Forma Adjustments		Medical Properties Trust, Inc. Pro Forma December 31, 2023
	(Amounts in thousands)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$13,237,187	$(887,973)	(A)	$12,349,214
Investment in financing leases	1,231,630	—		1,231,630
Mortgage loans	309,315	—		309,315

Gross investment in real estate assets	14,778,132	(887,973)		13,890,159
Accumulated depreciation and amortization	(1,407,971)	101,787	(A)	(1,306,184)

Net investment in real estate assets	13,370,161	(786,186)		12,583,975
Cash and cash equivalents	250,016	1,058,872	(B)	1,308,888
Interest and rent receivables	45,059	—		45,059
Straight-line rent receivables	635,987	(15,770)	(A)	620,217
Investments in unconsolidated real estate joint ventures	1,474,455	107,595	(C)	1,582,050
Investments in unconsolidated operating entities	1,778,640	—		1,778,640
Other loans	292,615	—		292,615
Other assets	457,911	(550)		457,361

Total Assets	$18,304,844	$363,961		$18,668,805

Liabilities and Equity
Liabilities
Debt, net	$10,064,236	$—		$10,064,236
Accounts payable and accrued expenses	412,178	50,000	(D)	462,178
Deferred revenue	37,962	(8,047)	(E)	29,915
Obligations to tenants and other lease liabilities	156,603	—		156,603

Total Liabilities	10,670,979	41,953		10,712,932
Total Equity	7,633,865	322,008	(F)	7,955,873

Total Liabilities and Equity	$18,304,844	$363,961		$18,668,805

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

	Medical Properties Trust, Inc. Historical For the Year Ended December 31, 2023	Joint Venture Transactions Pro Forma Adjustments		Medical Properties Trust, Inc. Pro Forma For the Year Ended December 31, 2023
	(Amounts in thousands, except for per share data)
Revenues
Rent billed	$803,375	$(98,562)	(G)	$704,813
Straight-line rent	(127,894)	71,581	(G)	(56,313)
Income from financing leases	127,141	—		127,141
Interest and other income	69,177	(10)	(G)	69,167

Total revenues	871,799	(26,991)		844,808
Expenses
Interest	411,171	—		411,171
Real estate depreciation and amortization	603,360	(311,969)	(G)	291,391
Property-related	41,567	(168)	(G)	41,399
General and administrative	145,588	—		145,588

Total expenses	1,201,686	(312,137)		889,549
Other expense
Loss on sale of real estate	(1,815)	—		(1,815)
Real estate and other impairment charges, net	(376,907)	—		(376,907)
Earnings from equity interests	13,967	(86,780)	(H)	(72,813)
Debt refinancing and unutilized financing benefit	285	—		285
Other (including fair value adjustments on securities)	7,586	—		7,586

Total other expense	(356,884)	(86,780)		(443,664)

(Loss) income before income tax	(686,771)	198,366		(488,405)
Income tax benefit	130,679	—		130,679

Net (loss) income	(556,092)	198,366		(357,726)
Net income attributable to non-controlling interests	(384)	643	(G)	259

Net (loss) income attributable to MPT common stockholders	$(556,476)	$199,009		$(357,467)

Earnings per common share — basic and diluted
Net loss attributable to MPT common stockholders	$(0.93)			$(0.60)

Weighted average shares outstanding — basic	598,518			598,518

Weighted average shares outstanding — diluted	598,518			598,518

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	MPT Operating Partnership L.P. Historical December 31, 2023	Joint Venture Transactions Pro Forma Adjustments			MPT Operating Partnership L.P. Pro Forma December 31, 2023
Assets	(Amounts in thousands)
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$13,237,187	$(887,973)	(A	)	$12,349,214
Investment in financing leases	1,231,630	—			1,231,630
Mortgage loans	309,315	—			309,315

Gross investment in real estate assets	14,778,132	(887,973)			13,890,159
Accumulated depreciation and amortization	(1,407,971)	101,787	(A	)	(1,306,184)

Net investment in real estate assets	13,370,161	(786,186)			12,583,975
Cash and cash equivalents	250,016	1,058,872	(B	)	1,308,888
Interest and rent receivables	45,059	—			45,059
Straight-line rent receivables	635,987	(15,770)	(A	)	620,217
Investments in unconsolidated real estate joint ventures	1,474,455	107,595	(C	)	1,582,050
Investments in unconsolidated operating entities	1,778,640	—			1,778,640
Other loans	292,615	—			292,615
Other assets	457,911	(550)			457,361

Total Assets	$18,304,844	$363,961			$18,668,805

Liabilities and Equity
Liabilities
Debt, net	$10,064,236	$—			$10,064,236
Accounts payable and accrued expenses	318,980	50,000	(D	)	368,980
Deferred revenue	37,962	(8,047)	(E	)	29,915
Obligations to tenants and other lease liabilities	156,603	—			156,603
Payable due to Medical Properties Trust, Inc.	92,808	—			92,808

Total Liabilities	10,670,589	41,953			10,712,542
Total Capital	7,634,255	322,008	(F	)	7,956,263

Total Liabilities and Capital	$18,304,844	$363,961			$18,668,805

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

	MPT Operating Partnership, L.P. Historical For the Year Ended December 31, 2023	Joint Venture Transactions Pro Forma Adjustments			MPT Operating Partnership, L.P. Pro Forma For the Year Ended December 31, 2023
	(Amounts in thousands, except for per unit data)
Revenues
Rent billed	$803,375	$(98,562)	(G	)	$704,813
Straight-line rent	(127,894)	71,581	(G	)	(56,313)
Income from financing leases	127,141	—			127,141
Interest and other income	69,177	(10)	(G	)	69,167

Total revenues	871,799	(26,991)			844,808
Expenses
Interest	411,171	—			411,171
Real estate depreciation and amortization	603,360	(311,969)	(G	)	291,391
Property-related	41,567	(168)	(G	)	41,399
General and administrative	145,588	—			145,588

Total expenses	1,201,686	(312,137)			889,549
Other expense
Loss on sale of real estate	(1,815)	—			(1,815)
Real estate and other impairment charges, net	(376,907)	—			(376,907)
Earnings from equity interests	13,967	(86,780)	(H	)	(72,813)
Debt refinancing and unutilized financing benefit	285	—			285
Other (including fair value adjustments on securities)	7,586	—			7,586

Total other expense	(356,884)	(86,780)			(443,664)

(Loss) income before income tax	(686,771)	198,366			(488,405)
Income tax benefit	130,679	—			130,679

Net (loss) income	(556,092)	198,366			(357,726)
Net income attributable to non-controlling interests	(384)	643	(G	)	259

Net (loss) income attributable to MPT Operating Partnership partners	$(556,476)	$199,009			$(357,467)

Earnings per unit — basic and diluted
Net loss attributable to MPT Operating Partnership partners	$(0.93)				$(0.60)

Weighted average units outstanding — basic	598,518				598,518

Weighted average units outstanding — diluted	598,518				598,518

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)	Represents the assets contributed to the Venture.

(B)	Represents net cash proceeds from the Joint Venture Transactions (in millions):

Proceeds from Fund equity investment	$886
Proceeds from Venture’s secured financing arrangement	192
Transaction costs	(19)

Total net cash proceeds	$1,059

For pro forma purposes, all proceeds from the Joint Venture Transactions are reflected in cash; however, the Company has used some of the proceeds to fully prepay its Australian term loan due 2024 and expects to use the remaining proceeds to repay balances under its revolving credit facility and for general corporate purposes.

(C)	Represents the Company’s net equity investment in the Venture.

(D)

The Utah lessee (an affiliate of CommonSpirit Health) may acquire the leased real estate at a price equal to the greater of fair market value and the approximate $1.2 billion lease base at the fifth or tenth anniversary of the 2023 master lease commencement. The Company granted certain limited and conditional preferences to the Fund based on the possible exercise of the lessee’s purchase option. We have assumed these preferences will be accounted for as a derivative at fair value pursuant to ASC 815 “Derivatives and Hedging”. This balance represents our best estimate of the derivative’s fair value at this time, but such value is subject to change as we finalize our calculations.

(E)	Represents rent on assets contributed to the Venture that was prepaid by the Utah lessee.

(F)

Reflects an approximate $322 million net gain on the sale of the assets contributed to the Venture. This estimate is subject to change based on the finalization of the value of the derivative liability as described in footnote (D).

(G)

Removes 100% of the income statement impact from the assets contributed to the Venture as with this Joint Venture Transaction we will deconsolidate these assets and related income from our financial statements and report only our 25% share as discussed in footnote (H).

These pro forma adjustments include the impact from the May 1, 2023 transaction (as disclosed in our previous filings), in which an affiliate of CommonSpirit Health acquired the Utah hospital operations of the five facilities contributed to the Venture.

(H)

Reflects our estimate of the Company’s share of net income from the Venture under the equity method of accounting pursuant to ASC 323 “Investments – Equity Method and Joint Ventures”. We expect to account for our share of the income in this equity method investment on a quarter-lag basis.

Our share of the Venture’s income for 2023 for pro forma purposes includes the impact of the transaction described in footnote (G). Excluding the impact from the transaction described in footnote (G), the 2023 pro forma adjustments representing the Company’s share of net income from the Venture would be income of approximately $8 million.